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                                   Morgan & Company
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                                   Chartered Accountants
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                                   P.O. Box 10007, Pacific Centre
                                   Suite 1730 - 700 West Georgia Street
                                   Vancouver, B.C. V7Y 1A1
                                   Telephone (604) 687-5841
                                   Fax (604) 687-0075
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               INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement of Encore Ventures, Inc. on Form SB-2 of our Auditors' Report dated May 16, 2000, on the balance sheet of Encore Ventures, Inc. as of April 30, 2000, and the statements of loss and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, B.C.                     /s/ Morgan & Company

July 12, 2000                       Chartered Accountants